news release

GODADDY REPORTS STRONG FOURTH QUARTER AND FULL YEAR 2024 RESULTS
Company continues its track record of profitable growth and strong cash generation

TEMPE, Ariz., February 13, 2025 /PRNewswire/ - GoDaddy Inc. (NYSE: GDDY) today reported financial results for the fourth quarter and full year that ended December 31, 2024.
"GoDaddy demonstrated strong operational execution and financial performance in 2024, making significant progress across our key strategic initiatives," said GoDaddy CEO Aman Bhutani. "Looking ahead to 2025, we are excited to further innovate around GoDaddy Airo, enhance our integrated technology platform and create even more value for our customers."

"GoDaddy delivered strong 2024 financial results and we have an exciting path ahead for continued shareholder value creation," said GoDaddy CFO Mark McCaffrey. "We remain dedicated to executing on our strategy, optimizing topline growth and profitability to drive us toward our North Star of maximizing free cash flow over the long term."

Full Year 2024 Business and Financial Highlights
•Total revenue of $4.6 billion, up 8% year-over-year, on a reported and constant currency basis.
•Total bookings of $5.0 billion, up 9% year-over-year, and 10% on a constant currency basis.
•Net income of $936.9 million, down 32% year-over-year, representing a 20% margin. Net income for the year ended December 31, 2023 was inclusive of a non-routine, non-cash income tax benefit related to the release of the majority of our valuation allowance.
•Normalized EBITDA (NEBITDA) of $1.4 billion, up 23% year-over-year, representing a 31% margin.
•Net cash provided by operating activities of $1.3 billion, up 23% year-over-year.
•Free cash flow of $1.4 billion, up 25% year-over-year.
•Gross payments volume (GPV) from GoDaddy's commerce offerings grew to $2.6 billion, up 55% year-over-year.

Fourth Quarter 2024 Business and Financial Highlights
•Total revenue of $1.2 billion, up 8% year-over-year on a reported and constant currency basis.
•Total bookings of $1.2 billion, up 9% year-over-year on a reported and constant currency basis.
•Net income of $198.6 million, down 82% year-over-year, representing a 17% margin. Net income for the fourth quarter of 2023 was inclusive of a non-routine, non-cash income tax benefit related to the release of the majority of our valuation allowance.
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•NEBITDA of $384.7 million, up 19% year-over-year, representing a 32% margin.
•Net cash provided by operating activities of $340.5 million, up 14% year-over-year.
•Free cash flow of $342.0 million, up 12% year-over-year.
•GoDaddy continued the feature set expansion of its AI-powered, business-in-a-box GoDaddy Airo® experience, including launching the Airo Plus tier, offering advanced logos and imagery, AI-powered marketing tools and enhanced WordPress site building capabilities.
•In support of the WordPress community and its contributors, GoDaddy donated $0.5 million to The WP Community Collective as well as launched a re-architected Managed WordPress Hosting platform, delivering enhanced performance, scalability and security.

Consolidated Fourth Quarter and Full Year Financial Highlights

	Three Months Ended December 31,				Year Ended December 31,
	2024	2023	Change	Constant Currency	2024	2023	Change	Constant Currency
	(in millions, except customers in thousands and ARPU in dollars)
GAAP Results
Total revenue	$1,192.6	$1,100.3	8.4%	8.5%	$4,573.2	$4,254.1	7.5%	7.5%
Applications and commerce revenue	$441.2	$377.4	16.9%		$1,653.0	$1,430.4	15.6%
Core platform revenue	$751.4	$722.9	3.9%		$2,920.2	$2,823.7	3.4%
International revenue	$380.4	$353.9	7.5%	7.8%	$1,459.8	$1,381.1	5.7%	5.8%
Net income(1)	$198.6	$1,114.1	(82.2)%		$936.9	$1,375.6	(31.9)%
Net cash provided by operating activities	$340.5	$297.7	14.4%		$1,287.7	$1,047.6	22.9%
Segment EBITDA - A&C	$206.2	$164.8	25.1%		$739.3	$594.2	24.4%
Segment EBITDA margin - A&C	46.7%	43.7%	300 bps		44.7%	41.5%	320 bps
Segment EBITDA - Core	$256.5	$227.8	12.6%		$931.7	$816.4	14.1%
Segment EBITDA margin - Core	34.1%	31.5%	260 bps		31.9%	28.9%	300 bps
Non-GAAP Results(2)
Normalized EBITDA (NEBITDA)	$384.7	$324.2	18.7%		$1,395.9	$1,134.5	23.0%
NEBITDA margin	32.3%	29.5%	280 bps		30.5%	26.7%	380 bps
Unlevered free cash flow	$379.0	$346.6	9.3%		$1,505.7	$1,254.2	20.1%
Free cash flow	$342.0	$305.1	12.1%		$1,355.5	$1,084.4	25.0%
Operating and Business Metrics
Total bookings	$1,222.5	$1,123.9	8.8%	8.9%	$5,038.8	$4,603.1	9.5%	9.7%
Total customers at period end	20,511	21,026	(2.4)%		20,511	21,026	(2.4)%
Average revenue per user (ARPU)	$220	$203	8.4%		$220	$203	8.4%
Annualized Recurring Revenue (ARR)	$4,042.6	$3,729.3	8.4%		$4,042.6	$3,729.3	8.4%
_______________________________
(1) Net income for the three months and the year ended December 31, 2024 includes $9.7 million and $39.4 million, respectively, in restructuring and other charges. In addition, the year ended December 31, 2024 includes a non-routine, non-cash benefit to income taxes of $267.4 million related to the conversion of our Desert Newco, LLC subsidiary from a partnership to a disregarded entity for U.S. income tax purposes. Net income for the year ended December 31, 2023 included a $971.8 million benefit for income taxes primarily due to a $1.0 billion release of the majority of our domestic valuation allowance during the fourth quarter.
(2) Reconciliations of our non-GAAP results to their most directly comparable GAAP financial measures are set forth in "Reconciliation of Non-GAAP Financial Measures" below.

Balance Sheet
At December 31, 2024, total cash and cash equivalents and short-term investments were $1.1 billion, total debt was $3.9 billion and net debt was $2.8 billion.
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Debt Refinancing
In December 2024, GoDaddy entered into an amendment to its credit agreement to refinance $1.5 billion of term loans and secure an interest rate margin reduction of 0.25%.

Business Outlook
For the first quarter ending March 31, 2025, GoDaddy expects total revenue in the range of $1.175 billion to $1.195 billion, representing year-over-year growth of 7% at the midpoint, versus the same period in 2024. For the full year ending December 31, 2025, GoDaddy is targeting total revenue in the range of $4.860 billion to $4.940 billion, representing year-over-year growth of 7% at the midpoint, versus the $4.573 billion of revenue generated for the full year ended December 31, 2024.
For the first quarter ending March 31, 2025, GoDaddy expects Normalized EBITDA margin of approximately 30%. For the full year ending December 31, 2025, GoDaddy expects Normalized EBITDA margin expansion of approximately 100 basis points.
For the full year ending December 31, 2025, GoDaddy expects free cash flow of at least $1.500 billion, versus the $1.356 billion of free cash flow generated in 2024.

Modeling Guide	2025

Capital expenditures	~ $30 million
Cash interest on long-term debt	~ $150 million
Cash income taxes	~ $30 million
GoDaddy's consolidated financial statements are prepared in accordance with generally accepted accounting principles in the United States (GAAP). GoDaddy does not provide reconciliations of forward-looking non-GAAP measures to the most directly comparable forward-looking GAAP equivalents, because projections of changes in individual balance sheet amounts are not possible without unreasonable effort, and presentation of such reconciliations would imply an inappropriate degree of precision. For non-forward-looking non-GAAP measures, a reconciliation to the nearest GAAP equivalent is included in this press release following the financial statements.
Quarterly Earnings Webcast
GoDaddy will host a webcast to discuss fourth quarter and full year 2024 results at 5:00 p.m. Eastern Time on February 13, 2025. To participate in the webcast, please preregister online at https://investors.godaddy.net/investor-relations/overview/default.aspx. A live webcast of the event, together with a slide presentation including supplemental financial information and reconciliations of certain non-GAAP measures to their nearest comparable GAAP measures, will be available through GoDaddy's Investor Relations website at https://investors.godaddy.net. A transcript of prerecorded remarks will be available on the Investor Relations website at the time of the webcast. Following the event, a recorded replay of the webcast will be available on the website.

GoDaddy uses its Investor Relations website at https://investors.godaddy.net as a means of disclosing material non-public information and to comply with its disclosure obligations under Regulation FD. Accordingly, investors should monitor GoDaddy’s Investor Relations website, in
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addition to following press releases, Securities and Exchange Commission (SEC) filings, public conference calls and webcasts.
Forward-Looking Statements
This press release contains forward-looking statements which are subject to the safe harbor provisions of the Private Securities Litigation Reform Act of 1995. These statements are based on estimates and information available to us at the time of this press release and are not guarantees of future performance. Statements in this press release involve risks, uncertainties and assumptions. If the risks or uncertainties materialize or the assumptions prove incorrect, our results may differ materially from those expressed or implied by such forward-looking statements. All statements other than statements of historical fact could be deemed forward-looking statements, including, but not limited to any statements regarding: our business outlook; launches of new or expansion of existing products or services, including GoDaddy Airo, any projections of product or service availability, technology developments and innovation, customer growth, or other future events; historical results that may suggest future trends for our business; our plans, strategies or objectives with respect to future operations, partnerships and partner integrations and marketing strategy; future financial results; our ability to integrate acquisitions and achieve desired synergies and vertical integration; the expected impact of our debt repricing; our forecasted levels of future taxable income and ability to realize our deferred tax assets; and assumptions underlying any of the foregoing.

Actual results could differ materially from our current expectations as a result of many factors, including, but not limited to: the unpredictable nature of our rapidly evolving market; fluctuations in our financial and operating results; our rate of growth; interruptions or delays in our service or our web hosting; our dependence on payment card networks and acquiring processors; breaches of our security measures; the impact of any previous or future acquisitions or divestitures; our ability to continue to release, and gain customer acceptance of, our existing and future products and services; our ability to deploy new and evolving technologies, such as artificial intelligence, machine learning, data analytics and similar tools, in our offerings; our ability to manage our growth; our ability to hire, retain and motivate employees; the effects of competition; technological, regulatory and legal developments; intellectual property litigation; the impact of our restructuring efforts; macroeconomic conditions and developments in the economy, financial markets and credit markets; continued escalation of geopolitical tensions; the level of interest rates and inflationary pressures; and execution of share repurchases.

Additional risks and uncertainties that could affect GoDaddy’s business and financial results are included in the filings we make with the SEC from time to time, including those described in "Risk Factors" and "Management's Discussion and Analysis of Financial Condition and Results of Operations" in our most recently filed period reports on Form 10-K and Form 10-Q, which are available on our website at https://investors.godaddy.net and on the SEC's website at www.sec.gov. Additional information will also be set forth in other filings that GoDaddy makes with the SEC from time to time. All forward-looking statements in this press release are based on information available to GoDaddy as of the date hereof. Except to the extent required by law, GoDaddy does not assume any obligation to update the forward-looking statements provided to reflect events that occur or circumstances that exist after the date on which they were made.
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Non-GAAP Financial Measures and Other Operating and Business Metrics
In addition to our financial results prepared in accordance with GAAP, this press release includes certain non-GAAP financial measures and other operating and business metrics. We believe that these non-GAAP financial measures and other metrics are useful as a supplement in evaluating our ongoing operational performance and enhancing an overall understanding of our past financial performance. The non-GAAP financial measures included in this press release should not be considered in isolation from, or as a substitute for, financial information prepared in accordance with GAAP. In addition, similarly titled measures may be calculated differently by other companies and may not be comparable. A reconciliation between each non-GAAP financial measure and its nearest GAAP equivalent is included in this press release following the financial statements. We use both GAAP and non-GAAP measures to evaluate and manage our operations.
Total bookings. Total bookings is an operating metric representing the total value of customer contracts entered into during the period, excluding refunds. We believe total bookings provides additional insight into the performance of our business and the effectiveness of our marketing efforts since we typically collect payment at the inception of a customer contract but recognize revenue ratably over the term of the contract.
Constant currency. Constant currency is calculated by translating bookings and revenue for each month in the current period using the foreign currency exchange rates for the corresponding month in the prior period, excluding any hedging gains or losses realized during the period. We believe constant currency information is useful in analyzing underlying trends in our business by eliminating the impact of fluctuations in foreign currency exchange rates and allows for period-to-period comparisons of our performance.
Normalized EBITDA (NEBITDA). NEBITDA is a supplemental measure of our operating performance used by management to evaluate our business. We calculate NEBITDA as net income excluding depreciation and amortization, interest expense (net), provision or benefit for income taxes, equity-based compensation expense, acquisition-related costs, restructuring-related expenses and certain other items. We believe that the inclusion or exclusion of certain recurring and non-recurring items provides a supplementary measure of our core operating results and permits useful alternative period-over-period comparisons of our operations. NEBITDA should not be viewed as a substitute for comparable GAAP measures.
NEBITDA margin. NEBITDA margin is used by management as a supplemental measure of our operating performance and refers to the ratio of NEBITDA to revenue, expressed as a percentage.
Unlevered free cash flow. Unlevered free cash flow is a measure of our liquidity used by management to evaluate our business prior to the impact of our capital structure and restructuring and after purchases of property and equipment. Such liquidity can be used by us for strategic opportunities and strengthening our balance sheet. However, given our debt obligations, unlevered free cash flow does not represent residual cash flow available for discretionary expenses.
Free cash flow. Free cash flow is defined as our unlevered free cash flow less interest payments for the period. We use free cash flow as a supplemental measure of our liquidity, including our ability to generate cash flow in excess of capital requirements and return cash to shareholders, though it should not be considered as an alternative to, or more meaningful than, comparable GAAP measures.
Net debt. We define net debt as total debt less cash and cash equivalents and short-term investments. Total debt consists of the current portion of long-term debt plus long-term debt and
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unamortized original issue discount and debt issuance costs. Our management reviews net debt as part of its management of our overall liquidity, financial flexibility, capital structure and leverage and we believe such information is useful to investors. Furthermore, certain analysts and debt rating agencies monitor our net debt as part of their assessments of our business.
Gross payments volume (GPV). GPV is an operating metric calculated by annualizing the total quarterly dollar value of transactions processed through our payments platform. GPV is representative of the volume of transactions in which we record transaction revenue based on our payment processing rate.
Annualized recurring revenue (ARR). ARR is an operating metric defined as annualized quarterly recurring GAAP revenue, net of refunds, from new and renewed subscription-based services. ARR is exclusive of any revenue that is non-recurring, including, without limitation, domain aftermarket, domain transfers, one-time set-up or migration fees and non-recurring professional website services fees. We believe ARR helps illustrate the scale of certain of our products and facilitates comparisons to other companies in our industry.
Average revenue per user (ARPU). We calculate ARPU as total revenue during the preceding 12 month period divided by the average of the number of total customers at the beginning and end of the period. ARPU is one measure that provides insight into our ability to sell additional products to our customers.
Total customers. We define a customer as an individual or entity, each with a unique account and paid transactions in the trailing twelve months or with paid subscriptions as of the end of the period. Total customers is one way we measure the scale of our business and can be a contributing factor to our ability to increase our revenue base.
About GoDaddy
GoDaddy helps millions of entrepreneurs globally start, grow, and scale their businesses. People come to GoDaddy to name their idea, build a website and logo, sell their products and services, and accept payments. GoDaddy Airo®, the company’s AI-powered experience, makes growing a small business faster and easier by helping them to get their idea online in minutes, drive traffic and boost sales. GoDaddy’s expert guides are available 24/7 to provide assistance. To learn more about the company, visit www.GoDaddy.com.
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GoDaddy Inc.
Consolidated Statements of Operations (unaudited)
(In millions, except shares in thousands and per share amounts)

	Three Months Ended December 31,		Year Ended December 31,
	2024	2023	2024	2023
Revenue:
Applications and commerce	$441.2	$377.4	$1,653.0	$1,430.4
Core platform	751.4	722.9	2,920.2	2,823.7
Total revenue	1,192.6	1,100.3	4,573.2	4,254.1
Costs and operating expenses(1):
Cost of revenue (excluding depreciation and amortization)	421.8	402.2	1,652.0	1,573.6
Technology and development	200.5	203.8	814.4	839.6
Marketing and advertising	91.8	84.6	356.9	352.9
Customer care	68.9	74.3	287.5	304.5
General and administrative	112.1	95.6	394.2	374.0
Restructuring and other	9.7	11.2	39.4	90.8
Depreciation and amortization	32.2	38.7	135.3	171.3
Total costs and operating expenses	937.0	910.4	3,679.7	3,706.7
Operating income	255.6	189.9	893.5	547.4
Interest expense	(38.1)	(43.6)	(158.3)	(179.0)
Loss on debt extinguishment	(1.5)	—	(4.6)	(1.5)
Other income (expense), net	10.3	1.2	34.8	36.9
Income before income taxes	226.3	147.5	765.4	403.8
Benefit (provision) for income taxes	(27.7)	966.6	171.5	971.8
Net income	198.6	1,114.1	936.9	1,375.6
Less: net income attributable to non-controlling interests	—	0.2	—	0.8
Net income attributable to GoDaddy Inc.	$198.6	$1,113.9	$936.9	$1,374.8
Net income attributable to GoDaddy Inc. per share of Class A common stock:
Basic	$1.40	$7.88	$6.63	$9.27
Diluted	$1.36	$7.72	$6.45	$9.08
Weighted-average shares of Class A common stock outstanding:
Basic	141,694	141,418	141,250	148,296
Diluted	145,582	144,253	145,287	151,452
____________________________________
(1) Costs and operating expenses include equity-based compensation expense as follows:
Cost of revenue	$0.3	$0.2	$0.9	$1.3
Technology and development	39.8	39.2	155.2	162.4
Marketing and advertising	8.0	6.9	30.9	27.9
Customer care	5.2	6.1	21.6	24.1
General and administrative	24.2	16.3	90.5	78.3
Restructuring and other	—	—	0.8	2.3
Total equity-based compensation expense	$77.5	$68.7	$299.9	$296.3

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GoDaddy Inc.
Consolidated Balance Sheets (unaudited)
(In millions, except per share amounts)

	December 31,
	2024	2023
Assets
Current assets:
Cash and cash equivalents	$1,089.0	$458.8
Short-term investments	—	40.0
Accounts and other receivables	91.1	76.6
Registry deposits	34.5	37.3
Prepaid domain name registry fees	492.0	466.0
Prepaid expenses and other current assets	245.2	177.2
Total current assets	1,951.8	1,255.9
Property and equipment, net	156.4	185.3
Operating lease assets	49.4	60.8
Prepaid domain name registry fees, net of current portion	224.8	209.0
Goodwill	3,518.9	3,569.3
Intangible assets, net	1,055.8	1,158.6
Deferred tax assets	1,181.5	1,020.4
Other assets	96.8	105.6
Total assets	$8,235.4	$7,564.9
Liabilities and stockholders' equity
Current liabilities:
Accounts payable	$81.6	$148.1
Accrued expenses and other current liabilities	378.6	442.2
Deferred revenue	2,222.3	2,074.9
Long-term debt	15.9	17.9
Total current liabilities	2,698.4	2,683.1
Deferred revenue, net of current portion	883.2	802.4
Long-term debt, net of current portion	3,779.1	3,798.5
Operating lease liabilities, net of current portion	76.7	90.2
Other long-term liabilities	85.7	90.7
Deferred tax liabilities	20.2	37.8
Commitments and contingencies
Stockholders' equity:
Preferred stock, $0.001 par value	—	—
Class A common stock, $0.001 par value	0.1	0.1
Class B common stock, $0.001 par value	—	—
Additional paid-in capital	2,611.8	2,271.6
Accumulated deficit	(2,052.3)	(2,320.7)
Accumulated other comprehensive income	132.5	111.2
Total stockholders' equity	692.1	62.2
Total liabilities and stockholders' equity	$8,235.4	$7,564.9
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GoDaddy Inc.
Consolidated Statements of Cash Flows (unaudited)
(In millions)

	Year Ended December 31,
	2024	2023
Operating activities
Net income	$936.9	$1,375.6
Adjustments to reconcile net income to net cash provided by operating activities:
Depreciation and amortization	135.3	171.3
Equity-based compensation	299.9	296.3
(Gain) loss on derivative instruments	(16.8)	(12.0)
Deferred taxes	(177.8)	(993.2)
Other	49.0	79.1
Changes in operating assets and liabilities, net of amounts acquired:
Prepaid domain name registry fees	(42.3)	(41.9)
Accounts payable	(65.5)	28.3
Accrued expenses and other current liabilities	0.3	56.2
Deferred revenue	235.4	149.2
Other operating assets and liabilities	(66.7)	(61.3)
Net cash provided by operating activities	1,287.7	1,047.6
Investing activities
Maturities (purchases) of short-term investments	40.0	(40.0)
Purchases of intangible assets	—	(35.4)
Purchases of property and equipment	(26.6)	(42.0)
Other investing activities, net	8.1	15.0
Net cash provided by (used in) investing activities	21.5	(102.4)
Financing activities
Proceeds received from:
Issuance of term loans	4,214.8	1,759.9
Stock option exercises	6.9	19.6
Issuance of Class A common stock under employee stock purchase plan	31.8	30.0
Payments made for:
Repurchases of Class A common stock	(676.5)	(1,270.2)
Repayment of term loans	(4,237.1)	(1,786.3)
Other financing obligations	(17.3)	(14.7)
Net cash used in financing activities	(677.4)	(1,261.7)
Effect of exchange rate changes on cash and cash equivalents	(1.6)	1.3
Net decrease in cash and cash equivalents	630.2	(315.2)
Cash and cash equivalents, beginning of period	458.8	774.0
Cash and cash equivalents, end of period	$1,089.0	$458.8

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Reconciliation of Non-GAAP Financial Measures
The following tables reconcile each non-GAAP financial measure to its most directly comparable GAAP financial measure:

	Three Months Ended December 31,		Year Ended December 31,
	2024	2023	2024	2023

NEBITDA and NEBITDA Margin:	(in millions)
Net income	$198.6	$1,114.1	$936.9	$1,375.6
Depreciation and amortization	32.2	38.7	135.3	171.3
Equity-based compensation expense(1)	77.5	68.7	299.1	294.0
Interest expense, net of interest income	28.0	40.2	130.4	155.4
Acquisition-related expenses, net of reimbursements	—	4.9	0.2	12.1
Restructuring and other(2)	20.7	24.2	65.5	97.9
Provision (benefit) for income taxes	27.7	(966.6)	(171.5)	(971.8)
NEBITDA	$384.7	$324.2	$1,395.9	$1,134.5

Net income margin	16.7%	101.3%	20.5%	32.3%

NEBITDA margin	32.3%	29.5%	30.5%	26.7%
_________________________________
(1)The years ended December 31, 2024 and 2023 excludes $0.8 million and $2.3 million, respectively, of equity-based compensation expense associated with our restructuring plan, which is included within restructuring and other.
(2)In addition to the restructuring and other in our statements of operations, other charges included are primarily composed of lease-related expenses associated with closed facilities, charges related to certain legal matters, adjustments to the fair value of our equity investments, expenses incurred in relation to the refinancing of our long-term debt and incremental expenses associated with professional services.

December 31, 2024
(in millions)
Net Debt:
Current portion of long-term debt	$15.9
Long-term debt	3,779.1
Unamortized original issue discount and debt issuance costs	58.9
Total debt	3,853.9
Less: Cash and cash equivalents	(1,089.0)
Net debt	$2,764.9

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	Three Months Ended December 31,		Year Ended December 31,
	2024	2023	2024	2023

	(in millions)
Free Cash Flow and Unlevered Free Cash Flow:
Net cash provided by operating activities	$340.5	$297.7	$1,287.7	$1,047.6
Capital expenditures	(14.4)	(4.0)	(26.6)	(42.0)
Cash paid for acquisition-related costs	0.1	0.8	16.2	11.2
Cash paid for restructuring and other charges(1)	15.8	10.6	78.2	67.6
Free cash flow	$342.0	$305.1	$1,355.5	$1,084.4
Cash paid for interest on long-term debt	37.0	41.5	150.2	169.8
Unlevered free cash flow	$379.0	$346.6	$1,505.7	$1,254.2
_________________________________
(1)In addition to payments made pursuant to our restructuring activities, cash paid for restructuring and other charges includes lease-related payments associated with closed facilities, payments related to certain legal matters, incremental payments associated with professional services and third party payments incurred in relation to the refinancing of our long-term debt. For the year ended December 31, 2023, it also includes a payment related to the termination of a revenue sharing agreement.

Shares Outstanding
Total shares of common stock outstanding are as follows:

	December 31,
	2024	2023

	(in thousands)
Shares Outstanding:
Class A common stock	141,208	142,051
Class B common stock(1)	—	259
Total common stock outstanding	141,208	142,310
Effect of dilutive securities(2)	3,888	2,599
Total shares outstanding	145,096	144,909
_________________________________
(1)As of December 31, 2024, following a series of transactions undertaken to simplify our capital structure, there are no longer any Class B shares outstanding. Shares of class B common stock were not participating securities and had no rights to share in our earnings.
(2)Calculated using the treasury stock method, which excludes the impact of antidilutive securities.

Constant Currency
The following table provides a reconciliation of constant currency:

	Three Months Ended December 31, 2024	Year Ended December 31, 2024

	(in millions)
Constant Currency:
Revenue	$1,192.6	$4,573.2
Constant currency adjustment	1.2	1.1
Constant currency revenue	$1,193.8	$4,574.3

Bookings	$1,222.5	$5,038.8
Constant currency adjustment	1.7	11.0
Constant currency bookings	$1,224.2	$5,049.8

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100 S. Mill Ave, Ste 1600 Tempe, AZ 85281 T: 480.505.8800 https://investors.godaddy.net